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                                                                    EXHIBIT 10.3

                         RESTATED SHAREHOLDER AGREEMENT


        THIS RESTATED SHAREHOLDER AGREEMENT (the "Agreement") is made and entered into as of July , 1998 between FIDELITY NATIONAL FINANCIAL, INC., a Delaware corporation ("Parent") and the shareholders of ALAMO TITLE HOLDING COMPANY, a Texas corporation (the "Company") identified on Schedule 1 hereto (the "Shareholders").

        RECITALS

        A. Concurrently with the execution of this Agreement, Parent, a wholly-owned subsidiary of Parent ("Merger Sub") and the Company are entering into an Agreement and Plan of Merger (the "Merger Agreement") which provides for the acquisition of the Company by Parent by means of a merger (the "Merger") of Merger Sub with and into the Company (unless otherwise defined herein as the context otherwise requires, capitalized terms shall have the respective meanings set forth in the Merger Agreement);

        B. As an inducement to Parent to enter into the Agreement, the Shareholders are willing to enter into and be bound by this Agreement;

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

        1. Ownership of Shares; Agreement to Retain Shares.

               1.1 Ownership. Each of the Shareholders represents and warrants that, except as noted in Schedule 1 hereto, such Shareholder is the record holder and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of and has the right to vote and dispose of the number of shares of the outstanding capital stock of the Company indicated on Schedule 1 to this Agreement (the "Shares").

               1.2 Additional Purchases. Each of the Shareholders agrees that any shares of capital stock of the Company that such Shareholder purchases or with respect to which such Shareholder otherwise acquires beneficial ownership after the execution of this Agreement and prior to the Expiration Date ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

        2. Agreement to Vote Shares. At every meeting of the shareholders of the Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the shareholders of the Company with respect to any of the following, each of the Shareholders shall vote, or cause to be voted, the Shares and any New Shares in favor of approval of the Merger Agreement and the Merger and any matter that could reasonably be expected to facilitate the Merger. Each of the Shareholders agrees not, directly or indirectly, to solicit or encourage any offer from any party concerning the


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possible disposition of all or any substantial portion of the business, assets or capital stock of the Company; provided, that, if such Shareholder is a director of the Company, the Shareholder may take any action in his or her role as a director of the Company which is permitted under the Merger Agreement.

        3. Representations, Warranties and Covenants of the Shareholder. Each Shareholder hereby represents, warrants and covenants to Parent that, except as indicated on the signature page below, such Shareholder (i) is the beneficial owner of the Shares, which at the date hereof and at all times up until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances (other than those relating to margin accounts); (ii) does not beneficially own any shares of capital stock of the Company other than the Shares (excluding shares as to which the Shareholder currently disclaims beneficial ownership in accordance with applicable law); and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement.

        4. Affiliate Agreement; Additional Documents. Each of the Shareholders hereby covenants and agrees to execute and deliver the Affiliate Agreement described in the Merger Agreement and any other documents necessary or desirable, in the reasonable opinion of Parent, to carry out the intent of this Agreement.

        5. Termination. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date.

        6. Miscellaneous.

               6.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

               6.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and, in the case of a Shareholder, his or her personal representatives or estates; provided, however, that, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of a Shareholder may be assigned by such Shareholder without the prior written consent of Parent.

               6.3 Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the party against whom enforcement is sought.


                                       2


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               6.4 Specific Performance; Injunctive Relief. The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Shareholders set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity.

               6.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by cable, telegram or telex, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier (prepaid) to the respective parties as follows:

   If to Parent:         Fidelity National Financial, Inc.
                         3916 State Street, Suite 300
                         Santa Barbara, California  93105
                         Telecopy:  (805) 898-7191
                         Attn:  Frank P. Willey, President

                         With a copy to its General Counsel at the same address

   With a copy to:       Stradling Yocca Carlson & Rauth
                         660 Newport Center Drive, Suite 1600
                         Newport Beach, California 92660
                         Attn:  C. Craig Carlson, Esq.

   If the Shareholders:  To the addresses for
                         notice set forth on Schedule 1 hereto.

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

               6.6 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Texas.

               6.7 Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

               6.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

               6.9 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction of interpretation of this Agreement.

               6.10 Restatement of Original Agreement. This Restated Shareholder Agreement amends and restates, and shall be deemed to supercede, that certain Shareholder Agreement, dated as of May 6, 1998, by and among the parties hereto.

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        IN WITNESS WHEREOF, the parties have caused this Shareholder Agreement to be duly executed on the date and year first above written.

                             FIDELITY NATIONAL FINANCIAL, INC.


                             By:    \s\ Frank P. Willey
                                -------------------------------
                                  Name:  Frank P. Willey
                                  Title: President



SHAREHOLDERS:                \s\ Don H. Still
                             ----------------------------------
                             Name of Shareholder:  Don H. Still



                             \s\ Jack E. Biegler
                             ----------------------------------
                             Name of Shareholder: Jack E. Biegler



                             \s\ Marilou M. Long
                             ----------------------------------
                             Name of Shareholder: Marilou M. Long



                             \s\ James M. Wilson
                             ----------------------------------
                             Name of Shareholder: James M. Wilson



                             \s\ Robert T. Rork
                             ----------------------------------
                             Name of Shareholder: Robert T. Rork



                             \s\ Alan L. Stinson
                             ----------------------------------
                             Name of Shareholder: Alan L. Stinson



                             \s\ E. Don Walker, Jr.
                             ----------------------------------
                             Name of Shareholder:  E. Don Walker, Jr.



                             \s\ W. W. McAllister III
                             ----------------------------------
                             Name of Shareholder:  W. W. McAllister III


                                       4


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                             \s\ Howard A. Halff
                             ----------------------------------
                             Name of Shareholder: Howard A. Halff



                             \s\ Alex H. Halff
                             ----------------------------------
                             Name of Shareholder:  Alex H. Halff



                             \s\ Sid W. Terry
                             ----------------------------------
                             Name of Shareholder:  Sid W. Terry



                             \s\ Ruth W. McCracken
                             ----------------------------------
                             Name of Shareholder: Ruth W. McCracken


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                                   SCHEDULE 1
                                       TO
                              SHAREHOLDER AGREEMENT


       NAME OF                 ADDRESS FOR              NUMBER OF SHARES
     SHAREHOLDER                 NOTICES               BENEFICIALLY OWNED
     -----------               -----------             ------------------
    Jack E. Biegler                                         200.0


    Alex H. Halff                                       368,967.0


    Howard A. Halff                                     217,710.0


    Mary Lou M. Long                                           --


    W. W. McAllister                                    14,640.0


    Ruth W. McCracken                                    1,200.0


    Robert T. Rork                                      41,000.01


    Don H. Still                                         58,780.0


    Alan L. Stinson                                       6,000.0


    Sid W. Terry                                        60,096.02


    E. Don Walker, Jr.                                         --


    James M. Wilson                                      10,000.0


--------

1       Includes options to purchase 40,000 Shares.

2       Owned of record by Sid W. Terry Investment Partnership.